UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

J. C. Penney Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	No fee required.
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☐ Fee paid previously with preliminary materials.

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The following message to Associates was published on J. C. Penney Company, Inc.'s intranet website on May 2, 2008:

Have you voted?

JCPenney’s 2008 Annual Meeting of Stockholders will be held at the Home Office on Friday, May 16th, 2008.  All JCPenney stockholders, including Associates who own shares of stock, have the right to vote.

If you own shares of stock:

•	Directly in your name through BNY Mellon Shareowner Services, the Company’s transfer agent,
•	Indirectly through your JCPenney stock accounts in the Savings Plan, or
•	Indirectly through your brokerage account,

you should’ve received in April, by regular mail or email, a Notice of Internet Availability of Proxy Materials that contains a Web site address and control number for viewing the materials and making your voting elections online.

How to vote:

To vote your proxy, you’ll need to use the unique control number assigned to your account.  If you own JCPenney stock through multiple accounts, you should’ve received a separate control number for each of your accounts.  You should submit votes for each of your control numbers to vote all of your shares.

Your vote is important and we encourage you to vote your shares if you haven’t already done so.

Read more [this will link to the following sub-page].

SUB-PAGE:

The Proxy Statement describes the proposals to be presented to stockholders for their vote and information on how to vote.  There are three agenda items for this year’s Annual Meeting:

•	The election of nine directors,
•	The ratification of KPMG LLP as JCPenney’s independent auditor, and
•	A stockholder proposal relating to stockholder approval of certain severance agreements.

The Board of Directors recommends a vote FOR the election of each of the nine director nominees and ratification of KPMG as independent auditor and AGAINST the stockholder proposal on severance agreements.  The reasons for the Board’s opposition to the stockholder proposal are set forth on pages 52 and 53 of the Company’s Proxy Statement.

The Company’s 2008 Proxy Statement, 2007 Annual Report on Form 10-K and 2007 Summary Annual Report are available online at www.jcpenney.net under the “Investors” link and can be accessed, viewed and printed at your convenience by clicking here.

Again, all Associate stockholders are encouraged to vote.  Not only is every vote important, it also serves to demonstrate your continued support and confidence in our Company and its leadership.  Please review the proxy materials carefully and take the time to vote your shares.